ARROW ELECTRONICS. INC. 9201 E. DRY CREEKROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports Second-Quarter 2018 Results
-- Record Second-Quarter Sales, Gross Profit, Operating Income, and Earnings Per Share --
-- Second-Quarter Earnings Per Share of $1.92; Non-GAAP Earnings Per Share of $2.20 --
CENTENNIAL, Colo.--(BUSINESS WIRE)-Aug. 2, 2018--Arrow Electronics, Inc. (NYSE:ARW) today reported second-quarter 2018 sales of $7.39 billion, an increase of 15 percent from sales of $6.42 billion in the second quarter of 2017. Second-quarter net income of $170 million, or $1.92 per share on a diluted basis, compared with net income of $100 million, or $1.11 per share on a diluted basis, in the second quarter of 2017. Excluding certain items1, net income would have been $195 million, or $2.20 per share on a diluted basis, in the second quarter of 2018, compared with net income of $159 million, or $1.77 per share on a diluted basis, in the second quarter of 2017. Excluding certain items1, net income increased 23 percent year over year, and earnings per share on a diluted basis increased 24 percent year over year.
“We are providing more economic value to our customers and suppliers by expanding our design and engineering capabilities,” said Michael J. Long, chairman, president, and chief executive officer. “Customers increasingly want to purchase solutions, not just components or IT.”
Global components second-quarter sales of $5.28 billion increased 18 percent year over year. Second-quarter sales, as adjusted, increased 16 percent year over year. Americas components sales increased 14 percent year over year. Asia-Pacific components sales increased 21 percent year over year. Europe components sales increased 21 percent year over year. Sales in the region, as adjusted, increased 14 percent year over year. Global components second-quarter operating income increased 29 percent year over year.
“Demand conditions are favorable, and point to normal, sustained growth for the future,” said Mr. Long.
Global enterprise computing solutions second-quarter sales of $2.11 billion increased 8 percent year over year. Americas enterprise computing solutions sales increased 6 percent year over year. Sales in the region, as adjusted, increased 11 percent year over year. Europe enterprise computing solutions sales increased 10 percent year over year. Sales in the region, as adjusted, increased 1 percent year over year. Global enterprise computing solutions second-quarter operating income increased 2 percent year over year and was flat year over year excluding amortization of intangibles expense.
“We are well-aligned to current IT spending trends, and have leadership positions in security, hybrid cloud, and software-defined architectures,” added Mr. Long.
“Return on invested capital increased year over year for the fourth straight quarter. Second quarter cash flow from operations was negative $410 million driven by the need for working capital additions to service our record levels of growth. More than $200 million of the decline was a timing issue at quarter end between inventory and receivables on a new customer engagement,” said Chris Stansbury, senior vice president and chief financial officer. “We remain committed to returning excess cash to shareholders. During the second quarter, we returned approximately $20 million to shareholders through our stock repurchase program. We had approximately $299 million of remaining authorization under our share repurchase program at the end of the second quarter.”
SIX-MONTH RESULTS
In the first six months of 2018, Arrow’s sales of $14.27 billion increased 17 percent from sales of $12.16 billion in the first six months of 2017. Net income for the first six months of 2018 was $309 million, or $3.48 per share on a diluted basis, compared with net income of $214 million, or $2.38 per share on a diluted basis in the first six months of 2017. Excluding certain items1, net income would have been $363 million, or $4.08 per share on a diluted basis, in the first six months of 2018 compared with net income of $291 million, or $3.23 per share on a diluted basis, in the first six months of 2017.

1 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

GUIDANCE
“As we look to the third quarter, we believe that total sales will be between $7.15 billion and $7.55 billion, with global components sales between $5.25 billion and $5.45 billion, and global enterprise computing solutions sales between $1.9 billion and $2.1 billion. As a result of this outlook, we expect earnings per share on a diluted basis to be in the range of $1.79 to $1.91, and earnings per share on a diluted basis, excluding certain items1, to be in the range of $2.09 to $2.21 per share. Our guidance assumes an average tax rate of 23.5 percent to 25.5 percent, and average diluted shares outstanding are expected to be approximately 89 million. Guidance is based on an average USD-to-Euro exchange rate for the third quarter of approximately $1.17 to €1,” said Mr. Stansbury.
Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics guides innovation forward for over 150,000 of the world’s leading manufacturers of technology used in homes, business and daily life. With 2017 sales of $26.6 billion, Arrow aggregates electronics and enterprise computing solutions for customers and suppliers in industrial and commercial markets. The company maintains a network of more than 345 locations serving over 80 countries. Learn more at FiveYearsOut.com.
Information Relating to Forward-Looking Statements
This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2017.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales, income, or expense on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions/dispositions by adjusting the company's operating results, including the amortization expense related to acquired/disposed intangible assets, as if the acquisitions/dispositions had occurred at the beginning of the earliest period presented (referred to as "impact of acquisitions" and "impact of dispositions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted to exclude identifiable intangible amortization, restructuring, integration, and other charges, and certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions/dispositions (including intangible assets amortization expense), and financing activities. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.
The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.
The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
		(Adjusted)		(Adjusted)
Sales	$7,392,528	$6,422,226	$14,268,141	$12,159,006
Cost of sales	6,459,708	5,598,202	12,466,377	10,573,785
Gross profit	932,820	824,024	1,801,764	1,585,221
Operating expenses:
Selling, general, and administrative expenses	580,388	531,781	1,143,357	1,047,307
Depreciation and amortization	46,422	37,381	93,669	74,522
Loss on disposition of businesses, net	—	—	1,562	—
Restructuring, integration, and other charges	19,183	24,416	40,354	39,921
	645,993	593,578	1,278,942	1,161,750
Operating income	286,827	230,446	522,822	423,471
Equity in earnings (losses) of affiliated companies	517	724	(156)	1,649
Gain (loss) on investments, net	(2,563)	2,263	(5,015)	4,245
Loss on extinguishment of debt	—	58,759	—	58,759
Post-retirement expense	1,257	1,897	2,488	3,697
Interest and other financing expense, net	60,803	42,538	105,982	80,787
Income before income taxes	222,721	130,239	409,181	286,122
Provision for income taxes	51,681	29,592	98,271	69,156
Consolidated net income	171,040	100,647	310,910	216,966
Noncontrolling interests	1,125	925	1,901	2,507
Net income attributable to shareholders	$169,915	$99,722	$309,009	$214,459

Net income per share:
Basic	$1.94	$1.12	$3.52	$2.41
Diluted	$1.92	$1.11	$3.48	$2.38

Weighted-average shares outstanding:
Basic	87,802	88,876	87,878	89,079
Diluted	88,652	89,837	88,841	90,146

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)
(Unaudited)

	June 30, 2018	December 31, 2017
		(Adjusted)
ASSETS
Current assets:
Cash and cash equivalents	$330,519	$730,083
Accounts receivable, net	8,076,896	8,125,588
Inventories	3,775,884	3,302,518
Other current assets	278,995	256,028
Total current assets	12,462,294	12,414,217
Property, plant, and equipment, at cost:
Land	13,199	12,866
Buildings and improvements	158,686	160,664
Machinery and equipment	1,371,844	1,330,730
	1,543,729	1,504,260
Less: Accumulated depreciation and amortization	(707,928)	(665,785)
Property, plant, and equipment, net	835,801	838,475
Investments in affiliated companies	86,186	88,347
Intangible assets, net	328,964	286,215
Goodwill	2,673,117	2,470,047
Other assets	362,446	361,966
Total assets	$16,748,808	$16,459,267
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,487,686	$6,756,830
Accrued expenses	790,809	841,675
Short-term borrowings, including current portion of long-term debt	114,908	356,806
Total current liabilities	7,393,403	7,955,311
Long-term debt	3,690,327	2,933,045
Other liabilities	497,771	572,971
Commitments and contingencies
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2018 and 2017, respectively
Issued - 125,424 shares in both 2018 and 2017, respectively	125,424	125,424
Capital in excess of par value	1,117,389	1,114,167
Treasury stock (38,040 and 37,733 shares in 2018 and 2017, respectively), at cost	(1,806,362)	(1,762,239)
Retained earnings	5,928,149	5,596,786
Accumulated other comprehensive loss	(245,809)	(124,883)
Total shareholders' equity	5,118,791	4,949,255
Noncontrolling interests	48,516	48,685
Total equity	5,167,307	4,997,940
Total liabilities and equity	$16,748,808	$16,459,267

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	June 30, 2018	July 1, 2017
Cash flows from operating activities:		(Adjusted)
Consolidated net income	$171,040	$100,647
Adjustments to reconcile consolidated net income to net cash used for operations:
Depreciation and amortization	46,422	37,381
Amortization of stock-based compensation	12,668	9,816
Equity in (earnings) losses of affiliated companies	(517)	(724)
Deferred income taxes	15,524	(2,113)
Loss on extinguishment of debt	—	58,759
Other	4,705	3,763
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable	(863,490)	(529,392)
Inventories	(239,297)	(111,760)
Accounts payable	451,093	380,647
Accrued expenses	21,571	3,533
Other assets and liabilities	(29,491)	(62,777)
Net cash used for operating activities	(409,772)	(112,220)

Cash flows from investing activities:
Cash consideration paid for acquired businesses, net of cash acquired	(96)	(2,534)
Acquisition of property, plant, and equipment	(31,816)	(39,788)
Proceeds from sale of property, plant, and equipment	—	16,547
Other	(3,500)	(3,000)
Net cash used for investing activities	(35,412)	(28,775)

Cash flows from financing activities:
Change in short-term and other borrowings	77,995	(36,128)
Proceeds from long-term bank borrowings, net	157,948	179,318
Proceeds from note offerings, net	—	494,625
Redemption of notes	—	(558,100)
Proceeds from exercise of stock options	993	3,438
Repurchases of common stock	(20,038)	(54,816)
Other	(156)	(945)
Net cash provided by financing activities	216,742	27,392
Effect of exchange rate changes on cash	10,317	11,959
Net decrease in cash and cash equivalents	(218,125)	(101,644)
Cash and cash equivalents at beginning of period	548,644	521,562
Cash and cash equivalents at end of period	$330,519	$419,918

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2018	July 1, 2017
Cash flows from operating activities:		(Adjusted)
Consolidated net income	$310,910	$216,966
Adjustments to reconcile consolidated net income to net cash used for operations:
Depreciation and amortization	93,669	74,522
Amortization of stock-based compensation	25,662	21,391
Equity in (earnings) losses of affiliated companies	156	(1,649)
Loss on extinguishment of debt	—	58,759
Deferred income taxes	12,706	11,825
Other	10,622	5,208
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable	(73,647)	419,229
Inventories	(499,917)	(149,945)
Accounts payable	(240,725)	(601,708)
Accrued expenses	(516)	(90,332)
Other assets and liabilities	(123,769)	(97,376)
Net cash used for operating activities	(484,849)	(133,110)

Cash flows from investing activities:
Cash consideration paid for acquired businesses, net of cash acquired	(331,563)	(2,534)
Proceeds from disposition of businesses	34,291	—
Acquisition of property, plant, and equipment	(66,551)	(101,906)
Proceeds from sale of property, plant, and equipment	—	24,433
Other	(8,000)	(3,000)
Net cash used for investing activities	(371,823)	(83,007)

Cash flows from financing activities:
Change in short-term and other borrowings	59,613	40,274
Proceeds from long-term bank borrowings, net	759,334	241,818
Proceeds from note offerings, net	—	494,625
Redemption of notes	(300,000)	(558,100)
Proceeds from exercise of stock options	5,985	20,697
Repurchases of common stock	(72,551)	(123,663)
Purchase of shares from noncontrolling interest	—	(23,350)
Other	(156)	(945)
Net cash provided by financing activities	452,225	91,356
Effect of exchange rate changes on cash	4,883	10,359
Net decrease in cash and cash equivalents	(399,564)	(114,402)
Cash and cash equivalents at beginning of period	730,083	534,320
Cash and cash equivalents at end of period	$330,519	$419,918

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	June 30, 2018	July 1, 2017	% Change
		(Adjusted)
Consolidated sales, as reported	$7,392,528	$6,422,226	15.1%
Impact of changes in foreign currencies	—	139,839
Impact of acquisitions	—	37,914
Impact of dispositions	—	(57,379)
Consolidated sales, as adjusted	$7,392,528	$6,542,600	13.0%

Global components sales, as reported	$5,284,364	$4,462,350	18.4%
Impact of changes in foreign currencies	—	90,394
Impact of acquisitions	—	21,412
Global components sales, as adjusted	$5,284,364	$4,574,156	15.5%

Americas Components sales, as reported	$1,937,882	$1,700,241	14.0%
Impact of changes in foreign currencies	—	(1,205)
Impact of acquisitions	—	21,412
Americas Components sales, as adjusted	$1,937,882	$1,720,448	12.6%

Europe components sales, as reported	$1,447,972	$1,192,393	21.4%
Impact of changes in foreign currencies	—	78,551
Impact of acquisitions	—	—
Europe components sales, as adjusted	$1,447,972	$1,270,944	13.9%

Asia components sales, as reported	$1,898,510	$1,569,716	20.9%
Impact of changes in foreign currencies	—	13,048
Impact of acquisitions	—	—
Asia components sales, as adjusted	$1,898,510	$1,582,764	19.9%

Global ECS sales, as reported	$2,108,164	$1,959,876	7.6%
Impact of changes in foreign currencies	—	49,445
Impact of acquisitions	—	16,502
Impact of dispositions	—	(57,379)
Global ECS sales, as adjusted	$2,108,164	$1,968,444	7.1%

Europe ECS sales, as reported	$721,130	$652,631	10.5%
Impact of changes in foreign currencies	—	47,906
Impact of acquisitions	—	16,502
Impact of dispositions	—	(993)
Europe ECS sales, as adjusted	$721,130	$716,046	0.7%

Americas ECS sales, as reported	$1,387,034	$1,307,245	6.1%
Impact of changes in foreign currencies	—	1,539
Impact of acquisitions	—	—
Impact of dispositions	—	(56,386)
Americas ECS sales, as adjusted	$1,387,034	$1,252,398	10.8%

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Six Months Ended
	June 30, 2018	July 1, 2017	% Change
		(Adjusted)
Consolidated sales, as reported	$14,268,141	$12,159,006	17.3%
Impact of changes in foreign currencies	—	408,719
Impact of acquisitions	—	75,212
Impact of dispositions	(27,493)	(115,286)
Consolidated sales, as adjusted	$14,240,648	$12,527,651	13.7%

Global components sales, as reported	$10,214,296	$8,521,153	19.9%
Impact of changes in foreign currencies	—	265,483
Impact of acquisitions	—	42,000
Global components sales, as adjusted	$10,214,296	$8,828,636	15.7%

Americas Components sales, as reported	$3,734,580	$3,263,786	14.4%
Impact of changes in foreign currencies	—	587
Impact of acquisitions	—	42,000
Americas Components sales, as adjusted	$3,734,580	$3,306,373	13.0%

Europe components sales, as reported	$2,926,358	$2,310,672	26.6%
Impact of changes in foreign currencies	—	236,203
Impact of acquisitions	—	—
Europe components sales, as adjusted	$2,926,358	$2,546,875	14.9%

Asia components sales, as reported	$3,553,358	$2,946,695	20.6%
Impact of changes in foreign currencies	—	28,692
Impact of acquisitions	—	—
Asia components sales, as adjusted	$3,553,358	$2,975,387	19.4%

Global ECS sales, as reported	$4,053,845	$3,637,853	11.4%
Impact of changes in foreign currencies	—	143,236
Impact of acquisitions	—	33,212
Impact of dispositions	(27,493)	(115,286)
Global ECS sales, as adjusted	$4,026,352	$3,699,015	8.8%

Europe ECS sales, as reported	$1,471,400	$1,235,965	19.0%
Impact of changes in foreign currencies	—	135,811
Impact of acquisitions	—	33,212
Impact of dispositions	—	(1,882)
Europe ECS sales, as adjusted	$1,471,400	$1,403,106	4.9%

Americas ECS sales, as reported	$2,582,445	$2,401,888	7.5%
Impact of changes in foreign currencies	—	7,425
Impact of acquisitions	—	—
Impact of dispositions	(27,493)	(113,404)
Americas ECS sales, as adjusted	$2,554,952	$2,295,909	11.3%

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended June 30, 2018
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$286,827	$11,955	$19,183	$—	$317,965
Income before income taxes	222,721	11,955	19,183	2,563	256,422
Provision for income taxes	51,681	3,211	4,689	631	60,212
Consolidated net income	171,040	8,744	14,494	1,932	196,210
Noncontrolling interests	1,125	149	—	—	1,274
Net income attributable to shareholders	$169,915	$8,595	$14,494	$1,932	$194,936
Net income per diluted share	$1.92	$0.10	$0.16	$0.02	$2.20
Effective tax rate	23.2%				23.5%

Three months ended July 1, 2017 (Adjusted)
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other**	Non-GAAP measure
Operating income	230,446	12,364	24,416	—	267,226
Income before income taxes	130,239	12,364	24,416	56,496	223,515
Provision for income taxes	29,592	4,388	7,576	21,794	63,350
Consolidated net income	100,647	7,976	16,840	34,702	160,165
Noncontrolling interests	925	157	—	—	1,082
Net income attributable to shareholders	$99,722	7,819	16,840	34,702	159,083
Net income per diluted share***	$1.11	$0.09	$0.19	$0.39	$1.77
Effective tax rate	22.7%				28.3%

Six months ended June 30, 2018
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$522,822	25,475	40,354	1,562	590,213
Income before income taxes	409,181	25,475	40,354	6,577	481,587
Provision for income taxes	98,271	6,815	10,224	1,413	116,723
Consolidated net income	310,910	18,660	30,130	5,164	364,864
Noncontrolling interests	1,901	302	—	—	2,203
Net income attributable to shareholders	$309,009	18,358	30,130	5,164	362,661
Net income per diluted share***	3.48	0.21	0.34	0.06	4.08
Effective tax rate	24.0%				24.2%

Six months ended July 1, 2017 (Adjusted)
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other**	Non-GAAP measure
Operating income	$423,471	25,264	39,921	—	488,656
Income before income taxes	286,122	25,264	39,921	54,514	405,821
Provision for income taxes	69,156	8,949	12,573	21,029	111,707
Consolidated net income	216,966	16,315	27,348	33,485	294,114
Noncontrolling interests	2,507	408	—	—	2,915
Net income attributable to shareholders	$214,459	15,907	27,348	33,485	291,199
Net income per diluted share	2.38	0.18	0.30	0.37	3.23
Effective tax rate	24.2%				27.5%

* Other includes loss on disposition of businesses and gain (loss) on investments, net.
** Other includes gain (loss) on investments, net and loss on extinguishment of debt.
*** The sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Sales:		(Adjusted)		(Adjusted)
Global components	$5,284,364	$4,462,350	$10,214,296	$8,521,153
Global ECS	2,108,164	1,959,876	4,053,845	3,637,853
Consolidated	$7,392,528	$6,422,226	$14,268,141	$12,159,006
Operating income (loss):
Global components	$253,840	$197,164	$483,386	$370,697
Global ECS	109,417	106,761	193,223	188,950
Corporate (a)	(76,430)	(73,479)	(153,787)	(136,176)
Consolidated	$286,827	$230,446	$522,822	$423,471

(a)
Includes restructuring, integration, and other charges of $19.2 million and $40.4 million for the second quarter and first six months of 2018, and $24.4 million and $39.9 million for the second quarter and first six months of 2017, respectively. Also included in the first six months of 2018 was a net loss on the disposition of businesses of $1.6 million.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
		(Adjusted)		(Adjusted)
Global components operating income, as reported	$253,840	$197,164	$483,386	$370,697
Intangible assets amortization expense	8,694	6,827	17,293	14,226
Global components operating income, as adjusted	$262,534	$203,991	$500,679	$384,923
Global ECS operating income, as reported	$109,417	$106,761	$193,223	$188,950
Intangible assets amortization expense	3,261	5,537	8,182	11,038
Global ECS operating income, as adjusted	$112,678	$112,298	$201,405	$199,988

Contact:            Steven O’Brien,
Vice President, Investor Relations
303-824-4544

Media Contact:        John Hourigan,
Vice President, Global Communications
303-824-4586